Exhibit 16.1

July 28, 2005

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:  Power3 Medical Products, Inc..

Dear Sirs/Madams:

We have read the statements in Item 4.01 of the Current Report on Form 8-K of Power3 Medical Products, Inc. dated July 28, 2005.  We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

Kingery & Crouse, P.A.

2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618

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